ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20080731829-80 Filing Date and Time 11/06/2008 10:30 AM Entity Number E0685652008-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Myriad International, Corp.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Silver Shield Services, Inc. (Name)

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address	City	State	Zip Code
2840 Hwy 95Alt S #7	Silver Springs	Nevada	89429

Mailing Address (if different from street address)	City	State	Zip Code
PO Box 3540	Silver Springs	Nevada	89429

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 Par value per share: $ 0.001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Evgeny Smirnov (Name)

Street Address	City	State	Zip Code
2840 Hwy 95Alt S #7	Silver Springs	NV	89429

2) (Name)

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: To engage in any lawful activity

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: Aaron Shoaf X [signature] Incorporator Signature

Address	City	State	Zip Code
2840 Hwy 95Alt S #7	Silver Springs	NV	89429

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 11/06/08

This form must be accompanied by appropriate fees.